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                                                                    Exhibit 23.2
[KPMG LOGO]

                              Consent of KPMG LLP

The Board of Directors
Jillian's Entertainment Holdings, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the headings "Selected Financial and Operating Data" and "Experts" in the prospectus.


                                        /s/ KPMG LLP
                                            KPMG LLP

Louisville, Kentucky
September 1, 1999